Exhibit 10.5
CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE TYPICALLY TREATED AS PRIVATE OR CONFIDENTIAL. BRACKETS (“[***]”) INDICATE THAT INFORMATION HAS BEEN OMITTED.

EXCLUSIVE DISTRIBUTION AGREEMENT
THIS EXCLUSIVE DISTRIBUTION AGREEMENT (“Agreement”) is made effective as of March _15_, 2022 (“Effective Date”), by and between BAKEMARK USA LLC, a Delaware limited liability company (“BakeMark”), and KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (“Krispy Kreme”). Each of the foregoing parties hereto may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.BakeMark is a manufacturer, supplier, and distributor of bakery ingredients, supplies, and products.
B.Krispy Kreme is a franchisor and/or owner of Krispy Kreme Doughnut commercial sales locations and commissaries in the Territory listed on Schedule A (the “Krispy Kreme Commercial Outlets”) to which Krispy Kreme distributes Products.
C.Krispy Kreme and BakeMark also wish to enter into this Agreement whereby BakeMark will be the sole and exclusive distributor of Products (defined below) within the Territory (defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1 – DEFINITIONS

For purposes of this Agreement, the following capitalized terms shall have the meanings defined below, or if not so defined, their meaning as defined elsewhere in this Agreement (all such meanings to be equally applicable to both the singular and the plural forms of the terms defined herein):

1.1“Applicable Laws” means all applicable federal and state laws, rules and regulations relating to the manufacture, processing, packaging, storage and shipment of food items, as such laws may be amended from time to time, including without limitation, the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the Fair Packaging and Labeling Act.

1.2“Bakery Mixes” shall mean the proprietary doughnut mixes and other bakery product mixes of Krispy Kreme, as set forth on Schedule C attached hereto, which are to be (i) manufactured by BakeMark in accordance with Krispy Kreme’s formulations and Krispy Kreme specifications communicated to BakeMark in writing (“Krispy Kreme Specifications”) or (ii) bought by BakeMark from Krispy Kreme, in each case, for sale to Krispy Kreme Commercial Outlets.
1.3“Business Day” means Monday through Friday excluding any holidays observed in the State of residency of the applicable BakeMark branch as contemplated by Section 7.2(a) for order lead times and Schedule E.

1.4“Distribution Centers” shall mean all of BakeMark’s distribution facilities in the United States, a list of which, current as of the Effective Date, is set forth on Schedule D.

1.5“Franchisee” means any current or future Person who is a party to a Krispy Kreme Franchise Agreement.

1.6“Landed Cost” shall mean [***], and any other costs specifically designated as a Landed Cost as set forth herein.
1.7“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or other entity of any kind.

1.8“Products” shall mean those items listed on Schedule B attached hereto (which, for the avoidance of doubt, includes all ingredients, products, and supplies, all of which conform with Krispy Kreme Specifications), as may be amended from time to time by Krispy Kreme upon prior notice. The term “Products” also includes the Bakery Mixes.

1.9“Region” or “Regions” shall mean [***], as more specifically set forth on Schedule F.

1.10“Territory” means (i) all States and provinces located within the U.S. other than New York City (i.e., Manhattan, Brooklyn, The Bronx, Queens, Staten Island) and (ii) all provinces and territories in Canada.

1.11“Weeks Movement” shall mean [***].

ARTICLE II – TERM AND EXTENSION

2.1Initial Term. Unless extended or terminated pursuant to this Article II or earlier terminated pursuant to Article XI, the initial term of this Agreement shall commence on the Effective Date and continue until December 31, 2028 (the “Initial Term”). The date on which BakeMark first performs distribution services in any one of the Detroit, Charlotte or Florida Regions to Krispy Kreme Commercial Outlets under this Agreement is referred to as the “Start of Service”. Notwithstanding that the Start of Service will not occur on the Effective Date, this Agreement shall be a binding obligation of the parties as of the Effective Date. Upon the Effective Date, that certain Distribution Agreement dated May 13, 2008, as amended (the “Existing Distribution Agreement”) shall automatically terminate in its entirety and be superseded by this Agreement.

2.2Extension of Term. The Initial Term shall be automatically extended for consecutive one
(1) year periods beyond the Initial Term (the Initial Term and all extensions, if any, are collectively referred to as the “Term”), unless written notification of non-extension is provided by either Party no less than one hundred eighty (180) days prior to the end of the then-current Term.

ARTICLE III – EXCLUSIVE APPOINTMENT IN THE TERRITORY

3.1Exclusivity. Krispy Kreme hereby appoints BakeMark to be its sole and exclusive distributor of Products to Krispy Kreme Commercial Outlets in the United States (excluding New York City) and British Columbia, Canada, on a Region-by-Region basis with each Region becoming exclusive once BakeMark first performs services for such Region, and BakeMark hereby accepts such appointment. BakeMark and Krispy Kreme shall use their reasonable best efforts to complete roll-out for each Region in accordance with and by the dates set forth on Schedule F, [***] (for each Region,

“Notified Start Date”). BakeMark shall only distribute the Products to Krispy Kreme Commercial Outlets in the Territory, a current listing of which is attached hereto as Schedule A. Krispy Kreme shall promptly advise BakeMark in writing of any additions or deletions to the then current list of authorized Krispy Kreme Commercial Outlets in the Territory. Schedule A shall be deemed amended upon notification by Krispy Kreme to BakeMark of changes in Krispy Kreme Commercial Outlets in the Territory. For the avoidance doubt, all Krispy Kreme Doughnut commercial sales locations and commissaries in the Territory shall automatically be deemed to be included as a Krispy Kreme Commercial Outlet, and may not be removed unless such location is discontinued. [***] For the purposes of this Agreement, “sole and exclusive distributor” means that Krispy Kreme will not appoint any other distributor or vendor with authority to distribute or sell any Products within the Territory to Krispy Kreme Commercial Outlets or to establish distribution facilities for any Products within the Territory; provided, however, that nothing in this Agreement shall prohibit or restrict Krispy Kreme’s distribution of Products to Krispy Kreme Commercial Outlets on a rush or emergency basis by common carrier, express courier or otherwise.

3.2Subdistributors. [***]

ARTICLE IV – DISTRIBUTION PURCHASE REQUIREMENTS

4.1During the Term of this Agreement, Krispy Kreme shall sell to BakeMark, and BakeMark shall purchase from Krispy Kreme or from Krispy Kreme Approved Sources, Products for distribution within the Territory, subject to Krispy Kreme Specifications, except that as and when the existing inventory of the Products currently in Krispy Kreme’s or Approved Source’s supply chain are exhausted. The original list of Approved Sources for each of the applicable Products is listed in Schedule C attached hereto (the “Approved Sources”).
4.2Purchases of Bakery Mixes by BakeMark from Krispy Kreme
(a)Purchase Orders. BakeMark shall issue purchase orders for Bakery Mixes to Krispy Kreme via EDI, facsimile, e-mail or other mutually agreed method. Each purchase order will specify the delivery time [***] and the Distribution Center to which the Bakery Mixes are to be delivered.
(b)Prices and Payment Terms. Prices for Bakery Mixes purchased by BakeMark from Krispy Kreme will be at Krispy Kreme’s then-stated price, subject to [***] adjustment in accordance with Schedule F. Payment terms for all Bakery Mixes purchased from Krispy Kreme are [***].
(c)Title and Risk of Loss. Title and risk of loss for all Bakery Mixes purchased by BakeMark from Krispy Kreme shall transfer to BakeMark [***].
4.3Purchases by BakeMark from Approved Sources.
(a)Purchases. Krispy Kreme may negotiate with Approved Sources the price at which BakeMark shall procure Products for resale to the Krispy Kreme Commercial Outlets in the Territory. Krispy Kreme shall provide [***] notice of any changes in its designation of Products or Approved Sources.
(b)BakeMark is responsible for purchasing Product from Approved Sources in the amounts and on the frequency that ensure BakeMark is capable of meeting its forecasted obligations under this Agreement (provided the Approved Sources are able to meet such demands through no fault of BakeMark, including BakeMark’s compliance with the terms and conditions of its supply arrangements with Approved Sources).

4.4BakeMark shall prepare and forward to Krispy Kreme a [***] forecast of its Landed Cost for the upcoming [***] and Krispy Kreme shall prepare and forward to BakeMark a [***] forecast of the volume of each Product anticipated to be required by the Krispy Kreme Commercial Outlets for the upcoming [***]. Each of the [***] forecasts required of each Party shall be forwarded prior to the end of [***] before implementation. [***].

4.5BakeMark and Krispy Kreme will review monthly closed-coded Products and slow moving materials, which are those Products inventoried by a Distribution Center for distribution to the Krispy Kreme Commercial Outlets that it services under this Agreement: (i) that Krispy Kreme fails to order in quantities of [***] or more cases per week; or (ii) for which inventory levels exceed [***] days' supply for a sustained period of [***] days or more in the Distribution Centers, aggregated, through no error or inventory mismanagement by BakeMark. Decisions for write offs or applying overstock fees shall be reviewed and made monthly by Krispy Kreme in consultation with BakeMark, which Krispy Kreme will consider in good faith. BakeMark will not stock more than [***] days’ inventory at any time. Inventory that goes beyond code date, will be disposed of, any inventory that is overstock due to BakeMark excessive purchase quantity will be absorbed by BakeMark. Any inventory [***] days in excess of [***] days’ stock on hand will accumulate storage fees of $[***] per unit, for each [***] days. Dumping of the Product will result in normal unit mark up for disposal and dump fees if over [***] pieces. It is the intent of both parties to not have excessive inventory. There can be [***] per calendar year for each BakeMark location that will incur no storage fees for the first [***].
4.6BakeMark requires lead time on all Limited Time Offers and related product requirements (collectively, “LTO items”) equal to the period calculated by adding the longest lead time of the LTO items to the reasonable administrative time required for such items; provided, however, that BakeMark shall use commercially reasonable efforts to deliver the LTO items in a shorter delivery time if Krispy Kreme so requests, with any additional freight charges for expedited service included in the Landed Cost. BakeMark will communicate when Krispy Kreme Approved Sources have lead times or credit requirements that may require additional time. Additionally, a one-time set up fee of $[***] will be charged for a Limited Time Offer if one or more new Approved Sources is set-up in the BakeMark system for such Limited Time Offer.

4.7BakeMark will determine whether or not sales to BakeMark from Krispy Kreme and the other Approved Sources will be [***]. All freight expenses from Krispy Kreme and the other Approved Sources paid by BakeMark will be included in the Landed Costs, including any freight expense between or among BakeMark facilities and Distribution Centers. [***]. [***]. Notwithstanding anything to the contrary contained herein, BakeMark shall not be responsible for any service-level defaults, late deliveries, shortages or other non-conforming issues caused by any carrier requested by Krispy Kreme. If the carrier(s) is/are unable to immediately rectify the Carrier Adverse Effect to BakeMark’s reasonable satisfaction within [***], BakeMark shall retain the right to cease using said carrier(s) requested by Krispy Kreme and source a different carrier(s) as provided in the first sentence of this Section 4.7. [***]. Krispy Kreme shall be invoiced by BakeMark for all expenses generated from usage of Krispy Kreme designated carrier(s)-- examples include lumper/unloading expenses, pallet exchange, and/or no call or no show expenses. For all lanes managed by BakeMark, BakeMark will shall invoice Krispy Kreme [***]. Freight costs will be adjusted upward if carrier capacity and service cannot be secured. [***].
4.8[***]

4.9[***]

ARTICLE V – Pricing

5.1During the Term of this Agreement, Krispy Kreme shall pay BakeMark (i) the Landed Cost of Products delivered to Krispy Kreme Commercial Outlets, plus (ii) a distribution price per piece in accordance with the terms set for in Schedule F (the “Distribution Fee”). The Distribution Fee for British Columbia (which is included in the West Region), Ontario and Quebec is separately designated on Schedule F. Pricing for all Regions will be adjusted [***] in accordance with Schedule F, and, beginning in [***], shall include an adjustment to reflect [***]. A “Price per Piece Distribution Rate” table can be found in Schedule F. The distribution pricing on Schedule F covers only ambient Products. In the event Krispy Kreme wishes to include [***], Krispy Kreme and BakeMark shall negotiate in good faith the distribution price per unit applicable to such items.
5.2Raw material pricing and fuel pricing will be adjusted [***], as outlined in Schedule F.
5.3Krispy Kreme is projected to spend [***] with BakeMark (i.e., the Landed Cost plus the Distribution Fee) for all Krispy Kreme Commercial Outlets set forth on Schedule A per [***] rolling period. In the event Krispy Kreme fails to reach or exceeds such projected spend plus or minus [***] over any [***] rolling period beginning after BakeMark has commenced services to all Regions (excluding Ontario and Quebec for purposes of the commencement date), the Parties shall negotiate, in good faith, a new mutually agreed upon Distribution Fee, such fee to be memorialized in a writing signed by the Parties.
5.4[***].

ARTICLE VI – DISTRIBUTION PURCHASE REQUIREMENTS (Warranty and Delivery
Schedule)
6.1The following terms shall be applicable to the purchase of Bakery Mixes by BakeMark from Krispy Kreme:
(a)Warranty. Krispy Kreme warrants that all Bakery Mixes purchased from or supplied by Krispy Kreme will, at the time of delivery to BakeMark, (i) be of good and saleable quality and condition; (ii) conform to all Krispy Kreme standards and Krispy Kreme Specifications for sale or delivery to Krispy Kreme Commercial Outlets or for incorporation into Products to be delivered to Krispy Kreme Commercial Outlets; (iii) have remaining shelf life sufficient for use by Krispy Kreme Commercial Outlets; and (iv) be properly labeled in accord with all Applicable Laws and governmental standards.
(b)Remedies. BakeMark may return any non-conforming Bakery Mixes purchased from Krispy Kreme hereunder to Krispy Kreme, and Krispy Kreme shall either (i) replace such non- conforming products, and shall assume all costs of transportation and handling both ways, or (ii) provide BakeMark a full refund for all costs of such non-conforming product, including transportation paid by BakeMark but not otherwise reimbursed.
6.2The following terms shall be applicable to the distribution of Products by BakeMark to Krispy Kreme Commercial Outlets:
(a)Delivery Time Requirements. BakeMark will ship all Products to Krispy Kreme Commercial Outlets by the delivery date specified on the applicable order, subject to the lead times by location in Schedule F, and unless such delay or failure was caused by Krispy Kreme or an Approved Source notwithstanding BakeMark’s use of commercially reasonable efforts to avoid the impact of such delay or failure. Krispy Kreme will be notified of any late and/or unfilled orders and the purported cause of such late and/or unfilled order, which will be subject to review and discussion by the Parties. . Lead times by location are shown in Schedule E.
(b)Delivery will be drop and go with pallet exchange. If no pallet exchange BakeMark will bill Krispy Kreme location for pallets dropped on next delivery. Pallets dropped and returned will be noted by BakeMark on each invoice. Product will be moved inside Krispy Kreme location if the doors accommodate.
(c)Claims. Notwithstanding anything to the contrary contained herein, all claims for visibly damaged Products or shortages shall be made within the following periods: (i) for non-“key drop” deliveries, upon delivery, (ii) for “key drop” deliveries, within [***], and claims for concealed damages must be made within [***].
6.3Payment Terms. Payment terms for all undisputed invoices are [***] meaning that Krispy Kreme shall pay for and BakeMark shall receive payment not later than the [***] following Krispy Kreme’s receipt of the invoice covering the shipment to the Krispy Kreme Commercial Outlet. BakeMark will submit invoices for payment through the “Krispy Kreme” Corporate E-Payment Solution Program, expenses and/or related financing charges of which will be a pass through to Krispy Kreme as a Landed Cost. Krispy Kreme will notify BakeMark reasonably in advance of any change in the “Krispy Kreme” Corporate E-Payment Solution Program.
6.4Krispy Kreme with work with BakeMark to allow “key drops” where applicable.

ARTICLE VII – OPERATIONAL COVENANTS

7.1Krispy Kreme shall:
(a)Advise its Krispy Kreme Commercial Outlets of Krispy Kreme’s agreement with BakeMark that in the event Krispy Kreme Commercial Outlets do not on average purchase at [***] of each Product per week per BakeMark branch servicing Krispy Kreme Commercial Outlet listed on Schedule A for the preceding [***], then, unless otherwise agreed by BakeMark, BakeMark may thereafter discontinue honoring any orders for those Products which do not meet these minimum average criteria. These criteria shall be applied only on BakeMark Distribution Center basis, so that the average of [***] of Product per week minimum shall be met so long as the Krispy Kreme Commercial Outlets served by the particular BakeMark Distribution Center meet these criteria. On a [***] basis, the Parties shall review and adjust the Product list and quantities as they may mutually agree, subject to Section 3.1.
(b)Indemnify, defend and hold harmless BakeMark from and against any and all claims by any Krispy Kreme Commercial Outlet or its owners or operators or any other third party to the effect that any actions of BakeMark in performing its obligations as set forth in this Agreement violates or is in breach of (i) any Krispy Kreme Commercial Outlet’s franchise agreement or any other agreement between Krispy Kreme and any Krispy Kreme Commercial Outlet or its owners or operators, or (ii) of any governmental regulation or provision of law applicable to Krispy Kreme’s relationship with any Krispy Kreme Commercial Outlet. Krispy Kreme further warrants that this Agreement is not in violation of any franchise agreement or any other agreement between Krispy Kreme and any Krispy Kreme Commercial Outlet or its owners or operators.
7.2BakeMark shall:

(a)Maintain an inventory and a supply line commitment for all Products for which it is the exclusive distributor hereunder sufficient to permit it to ship such Products to Krispy Kreme Commercial Outlets within [***] after each order, except for Ontario and Quebec as provided in Section
4.8 above. However, BakeMark shall not be in default of this commitment in the event a sufficient inventory is not maintained due to Krispy Kreme’s failure to timely advise BakeMark of forecasts or promotions (i.e., Limited Time Offers) or other unanticipated changes in Krispy Kreme Commercial Outlets demand or the failure by Krispy Kreme or any Approved Source to timely deliver any products or ingredients. In the event of any such shortage of quantity caused by an Approved Source, such reshipment costs shall be billed by BakeMark to such Approved Source (and BakeMark shall not be in default as a result thereof). Krispy Kreme hereby acknowledges that in the event an Approved Source fails to pay the aforementioned reshipment costs within [***] of receipt of invoice from BakeMark, BakeMark may deduct the unpaid balance of such reshipments costs from the next invoice due and payable to such Approved Source. For the avoidance of doubt, Krispy Kreme shall not be liable for any failure of Approved Sources to pay any such reshipment costs to BakeMark. However, Krispy Kreme will advise Approved Sources that BakeMark will deduct for supply failures.

(b)[***] deliveries of products by any Krispy Kreme Commercial Outlet are planned, but only to the extent the order exceeds [***] dollars ($[***]) minimum per delivery. This will include additional weekly deliveries or “off day deliveries”. Additional fees equal to the [***] dollar ($[***]) minimum order size will be applied for weekly deliveries less than [***] dollars ($[***]), including, for example, any related freight and/or common carrier costs, which shall be included in the Landed Cost.
(c)BakeMark shall maintain an Order Fill Rate (OFR) of [***]%, provided that with respect to fill rate, Products ordered but not delivered as a result of shortages due to Krispy Kreme-shipped or Approved Source-shipped defective Products, late deliveries, persistent out-of-stocks or any other event caused by Krispy Kreme or an Approved Source shall be excused, provided BakeMark uses commercially reasonable efforts (without having to incur any material cost) to mitigate the impact of any such circumstance.
(d)BakeMark shall maintain On-time Delivery of [***]%, provided that any event caused by Krispy Kreme or an Approved Source (e.g., defective Products, late deliveries, persistent out-of- stocks, etc.) for which BakeMark took commercially reasonable preventative measures (without having to incur any material cost not reimbursable or otherwise covered by Krispy Kreme) shall excuse delays. “On- time Delivery” is defined as [***].

ARTICLE VIII - BAKEMARK’S REPRESENTATIONS AND WARRANTIES

8.1BakeMark warrants that all Products delivered by BakeMark will (i) except for products or ingredients supplied by Krispy Kreme (unless due to the fault of BakeMark), not be adulterated or misbranded within the meaning of Applicable Laws and will be of good and saleable quality and condition; (ii) conform to all Krispy Kreme Specifications for sale to Krispy Kreme Commercial Outlets or for incorporation into Products to be sold to Krispy Kreme Commercial Outlets, however, all Products supplied by Krispy Kreme or an Approved Source shall be deemed to comply with such Krispy Kreme Specifications; (iii) be in condition and quantities conforming to the shipping documentation sent by Krispy Kreme prior to each applicable shipment from BakeMark, and (iv) be properly labeled in accordance with all applicable laws and required governmental standards.

8.2Reports. BakeMark will provide Krispy Kreme with reports (which are technically feasible for BakeMark to run on existing IT platforms) requested by Krispy Kreme that are (i) required by Krispy Kreme for month-end financial close and/or (ii) focused on maximizing efficiencies; provided, however, that if Krispy Kreme requests customized reports or specialized reporting mechanisms, BakeMark and Krispy Kreme will mutually agree on the feasibility and allocation of expense that BakeMark may incur for such report (e.g., development or administrative cost). Nothing in this Section 8.2 shall require BakeMark to provide any financial statements to Krispy Kreme.
8.3Pricing Process and Price Verifications.
(a)Subject to this Section 8.3, BakeMark and Krispy Kreme shall continue the established and existing [***] pricing process, during which Krispy Kreme and BakeMark will also verify previous prices on a [***] basis pursuant to Section 8.3(b). Krispy Kreme will initiate the [***] pricing process as early as practically possible (e.g., [***] prior to the end of each Krispy Kreme [***]) by delivering a pricing update in the form of a direct delivery sell price analysis to BakeMark, provided that such pricing update may be delivered subject to updates for additional supplier input (e.g., carton / packaging prices which are customarily delivered later in the existing process—but no later than [***] to beginning for the next [***]). BakeMark shall promptly review the initial pricing update and provide Krispy Kreme with BakeMark’s updated Landed Cost list within [***] after receiving the initial pricing update from Krispy Kreme. Krispy Kreme will promptly review and provide BakeMark with feedback on the price list within [***]. The Parties shall continue the process of review and feedback until BakeMark’s delivered price list for the upcoming Krispy Kreme [***] is mutually agreed. If the Parties are unable to mutually agree on the updated price list by the beginning of the new Krispy Kreme [***], either Party may submit the disputed item(s) for resolution in accordance with Section 15.17. On the [***] of each of Krispy Kreme’s [***], BakeMark shall provide Krispy Kreme with a complete and accurate inventory of Products then in BakeMark Distribution Centers and facilities.

(b)The [***] price verification process conducted in conjunction with the pricing process described in Section 8.3(a) will include all components of the Landed Costs from Krispy Kreme and Approved Sources that BakeMark invoices Krispy Kreme for the [***], including, but not limited to, materials and freight (both inbound and intra-Distribution Center/facility). At the end of each Krispy Kreme [***] during the Term and the first Krispy Kreme [***] end immediately following termination or expiration of this Agreement, both Krispy Kreme and BakeMark will work in good faith to review and rectify any errors committed by either BakeMark or Krispy Kreme during the then-ending [***]. As part of the established and existing [***] pricing process, at the end of each [***], both Krispy Kreme and BakeMark shall be deemed to have automatically accepted and approved all [***] pricing, absent manifest error. To the extent any such manifest error exists and a party notifies the other within ninety (90) days after the end of a [***], the Parties will work together in good faith to rectify any such errors committed, provided, however, if a party does not notify the other of such error within such [***] period, neither party may review, audit or contest any [***] pricing, all of which shall be deemed automatically accepted and approved by both parties and all errors waived. To the extent a party timely notifies the other within such [***] period of any manifest errors, then any proposed corrections shall be corrected in good faith, and if not settled within [***] after written notice of such dispute, will be resolved in accordance with the dispute resolution process set forth in Section 15.17.
8.4Records; Audits.
(a)For at least [***] from the date of creation of each relevant book record, including after expiration or termination of this Agreement, BakeMark shall maintain such books and records as are necessary to substantiate BakeMark’s compliance with Section 8.4(b) below, subject to the terms and conditions therein.

(b)Krispy Kreme shall, upon reasonable prior notice to BakeMark but not more than once per year (unless a breach of Applicable Law or the Quality Assurance Requirements is uncovered), during the term of this Agreement and for a period of [***] after its termination or expiration if in connection with a third party claim, shall have the right to request copies of books and records reasonably necessary in order to determine (i) BakeMark’s compliance with Applicable Law as it relates directly to their services hereunder (e.g., FCPA, forced labor, child labor) and Krispy Kreme’s Code of Conduct. The review right is specifically limited to those books and records reasonably necessary to confirm such compliance, provided, BakeMark may, at its discretion and in lieu of Krispy Kreme’s review right, provide a certification to Krispy Kreme evidencing its compliance with such Applicable Laws or Quality Assurance Requirements. Nothing in this Section shall require BakeMark to provide any financial statements to Krispy Kreme.
(c)BakeMark shall, at its sole cost an expense, ensure that, on a quarterly basis, it has a corporate credit rating assigned by Moody’s Investors Service, Inc. (“Moody’s”), and/or Standard and Poor’s Ratings Group (“S&P”). In the event either Moody’s or S&P ceases to exist, ceases to be in the business of issuing corporate credit ratings, or such a rating is not otherwise obtainable from such agencies, then BakeMark shall obtain and maintain a rating from another nationally recognized statistical rating agency reasonably acceptable to Krispy Kreme, if such rating is commercially and readily available. No other financial reporting or disclosure is required by BakeMark hereunder.

8.5Quality Assurance Requirements; Sanitation Inspections.
(a)BakeMark agrees to adhere to Krispy Kreme's quality assurance requirements and specifications as provided in writing and as may be amended from time to time upon reasonable prior written notice to BakeMark (the "Quality Assurance Requirements"); provided, however, that if a change in the Quality Assurance Requirements requires BakeMark to incur material, additional expense (including, without limitation, overhead expenses) in order to comply with such changes, Krispy Kreme will reimburse BakeMark for such additional expense. Such reimbursement may, upon agreement of the parties, be in the form of an adjustment to the distribution price per unit described in Schedule F.
(b)BakeMark agrees to submit the Distribution Centers and any branches serving the Krispy Kreme Commercial Outlets to sanitation inspections conducted by AIB or such other reputable third-party sanitation inspection firm as BakeMark may select. BakeMark shall promptly provide to Krispy Kreme copies of each such sanitation inspection performed.
(c)BakeMark maintains in effect a policy of Product recalls and withdrawals, a copy of which will be promptly after the Effective Date be provided to Krispy Kreme, and will provide prompt written notice to Krispy Kreme of any changes in such policy. BakeMark will cooperate fully with directions from Krispy Kreme in connection with any recall or withdrawal including mock recalls associated with Krispy Kreme food safety procedures. The expenses of any recalls which are not caused by BakeMark, including, without limitation, transportation and disposal, shall be charged to Krispy Kreme as a Landed Cost.

ARTICLE IX - KRISPY KREME’S REPRESENTATIONS AND WARRANTIES

9.1Krispy Kreme represents, warrants and covenants to BakeMark as follows:

9.2Each order of products or ingredients supplied by Krispy Kreme is guaranteed, as of the date of delivery to BakeMark’s Distribution Center, to be, on such date, not short in weight (subject to variances in accordance with industry practices), adulterated or misbranded within the meaning of any Applicable Laws and furthermore, shall comply with all Applicable Laws. Each delivery of products or ingredients supplied by Krispy Kreme hereunder is further guaranteed to be a product which, under the provisions of all Applicable Laws, can be shipped and/or sold in interstate or foreign commerce and which conforms in all respects to the requirements hereof.
9.3No products or ingredients supplied by Krispy Kreme hereunder to BakeMark will bear or contain any food additive, pesticide or other substance as of the date of such delivery which is unsafe within the meaning of Applicable Laws and all such products or ingredients supplied by Krispy Kreme hereunder shall be in conformance with Krispy Kreme Specifications.
9.4If Krispy Kreme breaches any of its representations, warranties or covenants set forth in Section 9.1 above, or thereby results in any withdrawals or recalls as a result of product contamination or malfunction, BakeMark may return any shipment containing non-conforming products or ingredients supplied by Krispy Kreme hereunder to Krispy Kreme, and Krispy Kreme either (i) replace such products, and shall assume all costs of transportation and handling both ways, and reimburse BakeMark for any such costs paid by BakeMark, or (ii) provide BakeMark a full refund for all costs of such non-conforming product, including transportation.

ARTICLE X – CONFIDENTIALITY

10.1Each Party agrees to keep the terms of this Agreement strictly confidential and to only disclose such terms to agents (e.g., auditors, consultants and advisors) and employees of the Party on a “need to know” basis, all of whom must be notified of the confidential nature of the information shared. Further, each Party shall assure that no agent or employee to whom any term is disclosed shall further disclose such terms in any manner inconsistent with this Section. Notwithstanding the foregoing, the Parties acknowledge that (i) invoices and shipping documents may have to be disclosed to third parties in the ordinary course of business to comply with its obligations hereunder and agree that such disclosures are not prohibited by this Section, and (ii) either Party may disclose the terms of this Agreement to Persons supplying such Party so that each Party can, among other things, assure compliance with any contractual obligations between it and such Persons, and, subject to Section 10.3, as required by any applicable law or regulation, including the rules of any national securities exchange, or legal or judicial process. Each Party shall be responsible for the compliance of its agents and employees with this Article X.
10.2Each Party acknowledges that the other Party (the “Disclosing Party”) may, in connection herewith, disclose certain confidential, proprietary or non-public technical information, know-how, customer information, recipes, requirements information, supplier lists, marketing strategies, accounting and financial information, pricing, costs and other information and data relating to the Disclosing Party and its operations or those of a third party (collectively, the “Confidential Information”) to employees or agents of the Party on a “need to know” basis. For clarity, “Confidential Information” also includes information of third parties where the Disclosing Party has an obligation of confidentiality with respect to such information. Each Party shall assure that no agent or employee to whom any Confidential Information is disclosed shall further disclose such Confidential Information in any manner inconsistent with this Section. Other than is necessary or is contemplated by this Agreement, each Party agrees to hold in confidence and not use for its own benefit all such Confidential Information disclosed to it. The provisions of this Section, however, shall not apply to (i) information which becomes known to the public through no fault of the non- Disclosing Party or its agents or employees, (ii) information already and rightfully known by the non- Disclosing Party at the time of disclosure and not subject to an obligation of confidentiality, to the extent documentary evidence of such is provided by the non-Disclosing Party, and (iii) information acquired by the non-Disclosing Party from a third party who legally has the information and who has the right to disclose the same without restriction.
10.3Legally Required Disclosure. In the event disclosure of Confidential Information is required by any applicable law or regulation, including the rules of any national securities exchange or a listing agreement with such securities exchange, or legal or judicial process, the non-Disclosing Party will, to the extent practicable and permitted by applicable law, notify the Disclosing Party promptly in writing (email being sufficient) so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 10, and the non-Disclosing Party will cooperate, at the Disclosing Party’s expense, in such efforts as reasonably requested. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance, the non-Disclosing Party will furnish only that portion of the Confidential Information that the non-Disclosing Party is required to disclose as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

10.4At the termination or expiration of this Agreement, the Parties shall promptly (i) return to each other all copies, whether in written, electronic or other form or media, of Confidential Information that it has received hereunder, or (ii) or destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed, except that the non-Disclosing Party may keep a single copy of Confidential Information to the extent required by applicable law or regulation or bona fide internal record retention policies and electronic data backup procedures (provided, that any such retained Confidential Information will remain subject to the terms of this Section 10).

10.5The provisions of this Article shall survive the termination or expiration of the Term of this Agreement.

ARTICLE XI – TERMINATION

11.1Notwithstanding anything to the contrary contained in this Agreement, either Party shall be entitled to terminate this Agreement effective immediately upon giving notice under Section 11.1(b) and effective upon the failure to cure as provided in Section 11.1(a):
(a)In the event the other Party (the “Breaching Party”) shall breach or violate any of its warranties, representations, agreements, covenants or conditions set forth in this Agreement, including performance obligations in Sections 7.2(c) and (d), and such Breaching Party fails to remedy the breach or violation within 30 days after receipt of written notice from the other Party. The foregoing notwithstanding, the notice and cure period for failure to timely pay money when due hereunder shall be ten (10) days after receipt of written notice. If the full cure of any notified non-monetary breach is not reasonably possible within the initial thirty (30) day cure period by the applicable Party exercising earnest due diligence, such cure period shall be extended for up to an additional sixty (60) days, so long as such Party has promptly begun the actions necessary to cure the breach during the initial thirty (30) day period and is diligently and continuously pursuing the cure actions in good faith; or
(b)In the event the other Party (i) makes an assignment for the benefit of its creditors,

(ii) initiates or is the subject of proceedings in bankruptcy or under insolvency laws, whether voluntarily or involuntarily, (iii) has a receiver appointed, (iv) dissolves or ceases to do business, or (v) becomes insolvent or otherwise admits its inability to pay its debts as they mature.
11.2Upon the termination or expiration of this Agreement: (i) all open accounts receivable of BakeMark owing from Krispy Kreme shall become immediately due and payable by Krispy Kreme, and
(ii) Krispy Kreme shall purchase [***] of BakeMark’s then existing inventory of Products on hand and in its supply line (respecting orders which cannot be cancelled without a cancellation charge or diverted to another BakeMark) at BakeMark’s then Landed Cost plus the Distribution Fee, F.O.B. BakeMark’s respective Distribution Centers, as applicable. Such purchases and the payment for same shall be completed within [***] days of the effective date of said termination or expiration. Krispy Kreme may, at its sole option, elect to purchase additional inventory beyond the required [***] under the same terms and conditions if Product is contracted for Krispy Kreme Commercial Outlets and available.
11.3Survival. Articles I (Definitions), X (Confidentiality), XII (Indemnification by BakeMark), XIII (Indemnification by Krispy Kreme), XIV (Limitation of Liability), and XV (Miscellaneous Provisions), and Sections 8.3-8.4, and this Section 11.3 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, will survive the expiration or earlier termination of this Agreement.
ARTICLE XII - INDEMNIFICATION BY BAKEMARK

12.1BakeMark shall indemnify, defend and hold harmless Krispy Kreme, its affiliates and franchisees, and its customers, and their respective customers, directors, officers, employees and agents (“KKDC Indemnified Party”) from and against any and all claims, demands, actions, suits, causes of action, investigations, liabilities, losses, damages, costs and expenses (including but not limited to expenses of investigation, settlement, litigation and reasonable attorneys’ fees incurred in connection therewith) which are hereafter made, sustained, or brought against a KKDC Indemnified Party by an unaffiliated Person for the recovery of damages for the injury, illness or death of any person caused or alleged to be caused by the consumption or use by such person of any Products, manufactured, shipped or delivered by BakeMark to a Krispy Kreme Commercial Outlet pursuant to this Agreement (except for any Product supplied by an Approved Source or Krispy Kreme, including Bakery Mixes, provided this exception does not apply to Product-related claims arising from BakeMark’s negligence, alteration, adulteration, mishandling or misuse of Products), unless such claim is due to a KKDC Indemnified Party’s negligence, alteration, adulteration or misuse of any product, products or ingredients supplied by Krispy Kreme or intentional tortious conduct, action or inaction.
12.2In the event any claim is asserted or any suit or action is brought against Krispy Kreme for which BakeMark is required to defend and hold harmless a KKDC Indemnified Party under this Article, Krispy Kreme shall promptly notify BakeMark in writing of such claim or suit. BakeMark, upon receipt of such notice, shall undertake in conjunction with Krispy Kreme (if Krispy Kreme desires) the defense of such suit for the determination or settlement of any such claim at BakeMark’s own cost and expense. BakeMark shall not be liable hereunder for any expenses relating to investigation, settlement, litigation and attorneys’ fees incurred in connection with the above unless it has been given written notice in accordance herewith. Krispy Kreme may participate in such defense with counsel of its own choosing providing such counsel shall be at Krispy Kreme’s own expense, provided that Krispy Kremer may exercise control of the defense and settlement at BakeMark’s expense if BakeMark refuses in writing or fails to timely assume control.

ARTICLE XIII - INDEMNIFICATION BY KRISPY KREME

13.1Krispy Kreme shall indemnify, defend and hold harmless BakeMark, its affiliates and their respective customers, directors, officers, employees and agents (“BM Indemnified Party”) from and against any and all claims, demands, actions, suits, causes of action, investigations, liabilities, losses, damages, costs and expenses (including but not limited to expenses of investigation, settlement, litigation and reasonable attorneys’ fees incurred in connection therewith) which are hereby made, sustained or brought against a BM Indemnified Party by an unaffiliated Person for the recovery of damages for the injury, illness or death of any Person caused or alleged to be caused by the consumption or use by such Person of the Krispy Kreme products sold by Krispy Kreme Commercial Outlets or any other products or ingredients supplied or sold directly by Krispy Kreme to BakeMark or to a Krispy Kreme Commercial Outlet, unless such claim is due to a BM Indemnified Party’s negligence, alteration, alteration or misuse of any product, or intentional tortious conduct, action or inaction.

13.2Krispy Kreme shall indemnify, defend and hold harmless BakeMark from and against any and all claims, demands, actions, suits, causes of action, damages and expenses (including but not limited to expenses of investigation, settlement, litigation and reasonable attorneys’ fees incurred in connection therewith) resulting or incurred in connection with (a) recalls of products or ingredients supplied by Krispy Kreme to BakeMark pursuant to this Agreement, whether such recall is by governmental authorities or by Krispy Kreme in reasonable anticipation thereof, and/or (b) actions to which BakeMark may become subject by reason of any breach by Krispy Kreme of Applicable Laws or third party claim that any intellectual property of Krispy Kreme (including the Krispy Kreme Marks) infringes upon the rights of any third party, unless such claim is due to BakeMark’s negligence, alteration of the Krispy Kreme products or ingredients, modification, misuse or unauthorized display or disclosure of Krispy Kreme intellectual property or intentional tortious conduct, action or inaction.

13.3In the event any claim is asserted or any suit or action is brought against a BM Indemnified Party for which Krispy Kreme is required to indemnify defend and hold harmless BakeMark under this Article, BakeMark shall promptly notify Krispy Kreme in writing of such claim or suit. Krispy Kreme, upon receipt of such notice, shall undertake in conjunction with BakeMark (if BakeMark desires) the defense of such suit for the determination or settlement of any such claim at Krispy Kreme’s own cost and expense. Krispy Kreme shall not be liable hereunder for any expenses relating to investigation, settlement, litigation and attorneys’ fees incurred in connection with the above unless it has been given written notice in accordance herewith. BakeMark may participate in such defense with counsel of its own choosing providing such counsel shall be at BakeMark’s own expense, provided that BakeMark may exercise control of the defense and settlement at Krispy Kreme’s expense if Krispy Kreme refuses in writing or fails to timely assume control.

ARTICLE XIV – LIMITATION OF LIABILITY
14.1EXCEPT FOR A PARTY’S OBLIGATIONS TO INDEMNIFY THE OTHER AGAINST THIRD PARTY CLAIMS AND A PARTY’S OBLIGATIONS UNDER SECTION 10 AND SECTION 15.12, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, ARISING OUT OF, OR RELATING TO, AND/OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH

DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED.
14.2EXCEPT FOR A PARTY’S OBLIGATION TO INDEMNIFY THE OTHER AGAINST THIRD PARTY CLAIMS, A PARTY’S PAYMENT OBLIGATIONS TO THE OTHER PARTY UNDER THIS AGREEMENT (INCLUDING ARTICLES IV AND V AND SCHEDULE F), AND A PARTY’S OBLIGATIONS UNDER SECTION 10 AND SECTION 15.12, IN NO EVENT SHALL A PARTY’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EXCEED AN AMOUNT EQUAL TO THE GREATER OF (I) THE AMOUNT OF THE TOTAL AGGREGATE DISTRIBUTION FEES PAID OR PAYABLE BY KRISPY KREME DURING THE [***] PERIOD IMMEDIATELY PRECEDING THE DATE OF THE OCCURRENCE OF THE MOST RECENT EVENT GIVING RISE TO LIABILITY (PROVIDED THAT IF LESS THAN [***] OF THE TERM HAS PASSED, THEN THE AMOUNT SHALL BE [***] TIMES THE MONTHLY AVERAGE FOR SUCH PERIOD) OR (II) THE PROCEEDS OF THE AVAILABLE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIMIT ON A PARTY’S LIABILITY UNDER THIS SECTION 14.2 SHALL NOT APPLY TO, NOR LIMIT, ANY PARTY FROM SEEKING ANY EQUITABLE REMEDIES.
14.3THE LIMITATIONS IN THIS ARTICLE XIV APPLY EVEN IF A PARTY’S REMEDIES UNDER THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.
ARTICLE XV - MISCELLANEOUS PROVISIONS

15.1This Agreement shall be deemed to have been entered into and shall be governed by and construed under the laws of the State of New York without reference to its conflict of laws provisions. Nothing in this agreement prevents either party from seeking injunctive relief in a court of competent jurisdiction.
15.2No waiver by either Party of any breach, default, or violation of any term, warranty, representation, agreement, covenant, condition or provision hereof shall constitute a waiver of any subsequent breach, default or violation of the same or other term, warranty, representation, agreement, covenant, condition or provision.
15.3The headings and titles of the Articles of this Agreement are inserted solely for the convenience of the Parties and shall not affect the meaning of any provision of this Agreement.
15.4Each Party shall maintain in full force and effect during the Term of this Agreement, comprehensive and general business liability insurance coverage, including product liability and vendor’s coverage with the other Party named as an additional named insured, with minimum limits [***]. Each Party will endeavor to provide notification to the other Party thirty (30) days in advance of cancellation.

15.5The Parties hereto understand and acknowledge that nothing contained in this Agreement shall be deemed to give or grant to BakeMark any right, title or interest in or to Krispy Kreme’s trademarks and trade names (the “Krispy Kreme Marks”) other than the right to use such Krispy Kreme Marks incident to the distribution and sale of the Products as set forth in this Agreement. BakeMark’s use of the Krispy Kreme Marks, including any goodwill therefrom, shall inure solely to the benefit of Krispy Kreme. The Krispy Kreme Marks shall at all times belong to and remain in the control of Krispy Kreme, and BakeMark shall have no right to use any of such Krispy Kreme Marks except incident to the and sale of the Products or as authorized in writing by Krispy Kreme.

15.6It is understood and agreed that the Parties hereto are independent contractors and engage in the operation of their own respective business. Neither BakeMark nor Krispy Kreme shall be considered the agent of the other for any purpose whatsoever, nor shall BakeMark or Krispy Kreme have any authority to enter into any contracts or assume any obligations for the other or make any warranties or representations on behalf of the other, and nothing in this Agreement shall be construed to establish a relationship of co- partners or joint ventures between BakeMark and Krispy Kreme.

15.7Notwithstanding anything to the contrary contained in this Agreement, any delay or failure in performance of a Party’s obligations under this Agreement is excused if (i) such delay or failure is directly caused by events beyond the control of such Party, including, but not limited to, strikes, labor disputes, earthquakes, floods, fires, civil commotion, embargoes, quotas, government mandated business closure or other restrictions that arise out of pandemics or endemics, including Covid-19, war or terrorism (each, a “Force Majeure Event”), (ii) such Party is without fault in causing or failing to prevent the occurrence of such event, and such occurrence could not have been prevented or circumvented by reasonable precautions or alternatives, and (iii) such Party uses commercially reasonable efforts to recommence performing whenever and to whatever extent possible without delay (which may include, at such Party’s option, utilizing third parties to perform any of its obligations hereunder during the period of such Force Majeure Event). Such Party shall use reasonable efforts to promptly notify the other any Force Majeure Event, which notification may be made via email. If BakeMark’s failure to timely supply Products because of a Force Majeure Event continues for more than [***], and Krispy Kreme is not otherwise in breach or default hereunder, Krispy Kreme may terminate this Agreement upon written notice to BakeMark. Any obligation of a Party to pay money otherwise due is not subject to, and shall not be excused by, any Force Majeure Event. The [***] in Section 5.3 shall be equitably adjusted to reflect the time during which BakeMark does not, as the result of a Force Majeure Event, perform, or cause to be performed, the distribution services contemplated by this Agreement. During any Force Majeure Event impacting BakeMark’s distribution of Products to Krispy Kreme Commercial Outlets, then Krispy Kreme may, at its expense, procure replacement distribution services from an alternate source for so long as the delay in performance continues and for a reasonable time thereafter.

15.8Any notice, request, demand, or other communication that is required or permitted under this Agreement shall be in writing and shall be deemed properly given (i) if it is sent by (i) registered or certified mail, return receipt requested, all postage and other charges prepaid, or (ii) if it is sent by reputable express delivery service (e.g., UPS, DHL and Federal Express), in each case, properly addressed as follows, or to any subsequent new address which is provided by notice hereunder:

(a)If to Krispy Kreme:

Krispy Kreme Doughnut Corporation [***]

with a copy to:

Krispy Kreme Doughnut Corporation [***]

Arent Fox LLP [***]

(b)If to BakeMark:

BakeMark USA LLC [***]

15.9This Agreement may not be assigned by either Party without the express consent of the other Party and any attempted assignment without such consent shall be void. The foregoing notwithstanding, either Party may without further consent assign its obligations hereunder to an affiliated party or to a purchaser of substantially all or substantially all of its assets but only if such purchaser is not a direct competitor of the other Party. Any assignment to an affiliated party shall not relieve the assignor of its obligations under this Agreement. The term “affiliated party” means any entity which directly or indirectly owns or controls such Party or which is directly or indirectly owned or controlled by such Party or which has at least a [***] common ownership with such Party.
15.10This Agreement, including any Schedules hereto, which are incorporated herein as if set forth in their entirety at the point of reference thereto, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings related to the same subject matter between the Parties, including the Existing Distribution Agreement. The Parties intend this Agreement to be a complete statement of the terms of their understanding of the subject matter addressed herein and no change or modification of any of the provisions hereof shall be effective unless in writing and signed by a duly authorized officer of each of the Parties.

15.11All representations, warranties and covenants hereunder shall survive the execution of this Agreement and consummation of the transactions contemplated hereby.
15.12If either Party to this Agreement shall seek to enforce or interpret this Agreement or any provision hereof against the other Party hereto by legal or equitable proceedings, or shall seeks by such proceedings, to enforce against the other Party any rights, duties or obligations arising under this Agreement, then the prevailing Party (that is, the Party recovering at least [***]% of what that Party sought in such proceeding or the Party paying less than [***]% of what was sought by the other Party in such proceeding), shall recover from the other Party to such proceedings, in addition to judgment for all other sums and remedies to which the prevailing Party would otherwise be entitled, all of the prevailing Party’s reasonable costs, expenses and attorneys’ fees incurred in connection with such proceedings, and shall be entitled to seek judgment therefore.

15.13If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provisions hereof, shall be reformed by a court of competent jurisdiction so as to effect insofar as is practicable the intention of the parties as set forth in this Agreement, provided that if such court is unable or unwilling to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

15.14Except as otherwise provided in this Agreement (i) the rights and remedies provided in this Agreement are in addition to any and all rights and remedies available at law or equity, and (ii) all such rights and remedies are intended to be cumulative and the use of any single right or remedy shall not preclude or waive the use of any other right or remedy.

15.15This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The Parties agree that a digital image of the Agreement as fully executed (such as in a portable document format (.pdf)) or DocuSign shall be deemed delivery of a true and correct original of this Agreement, and such digital image of this Agreement shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.

15.16This Agreement, including the Schedules may only be amended by a mutually executed writing signed by the Parties’ duly authorized representatives specifically referencing this Agreement, provided any changes to this Agreement from BakeMark are only authorized [***].

15.17Any controversy or claim arising out of or related to this Agreement (or the breach, termination or validity thereof), or any resulting agreement, shall be resolved exclusively as set forth in this Section 15.17, except for claims for injunctive relief which are governed by Section 15.1.
(a)The Party claiming a dispute shall notify the other, in writing of such claim, and for the following thirty (30) days, executive level officers from each Party shall try to resolve the dispute. If the executives do not resolve the dispute within such thirty (30) -day period, then, on the request of either Party, the dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association (“AAA”). Notwithstanding Section 15.12, both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in New York, New York or in whatever alternative forum on which the Parties may agree. All discussions and other communications, whether written or oral, prepared solely in connection with the informal dispute resolution process specified in this Section 15.17(a) are for settlement purposes only. None of such communications made during or in connection with such informal dispute resolution, and none of the documents that are prepared or provided solely in connection with such informal dispute resolution, shall be discoverable, admissible, or attempted to be discovered or introduced into evidence in any proceeding for any purpose; provided, however, that the disclosure of information during and in connection with such informal dispute resolution process shall not insulate from discovery otherwise discoverable information that exists independent of the informal dispute resolution process or affect the admissibility of such information.

(b)If the Parties cannot resolve the dispute through mediation within the earlier to occur of thirty (30) days after the appointment of the mediator (or the earlier withdrawal thereof) or if mediation does not commence within sixty (60) days after the initial dispute notice, then such controversy or claim shall be decided by binding arbitration administered by the AAA under its Commercial Arbitration Rules (the “Rules”) (except to the extent such Rules conflict with the provisions of this Section 15.17, in which event the provisions of this Section 15.17 shall control), and not by court action, except as provided by New York law for judicial review of arbitration proceedings. For disputes where the amount in controversy is under $[***], there shall be one arbitrator, and for disputes where the amount in controversy is at or over $[***], there shall be three arbitrators (the “Panel”). Judgment upon the award rendered by the arbitrator or Panel, as applicable (the “Arbitrator”), may be entered in any court having jurisdiction thereof. Such arbitration shall take place in New York, New York (or in such other location as the Parties may agree to in writing).
(c)The Arbitrator shall have the power to determine the scope and time constraints of reasonable discovery and the admissibility, relevance, materiality and weight of any evidence offered by any party hereto. The Arbitrator selected by the parties to conduct the arbitration shall have the power and authority to grant any and all relief requested by the parties to the dispute, except that proceedings for any order of attachment, receivership, injunction or any other provisional remedy may be pursued by court action. Commencement of court action in pursuance of these excluded matters shall not constitute a waiver of the right to arbitrate under this provision. In the event the parties to the dispute cannot agree to the Arbitrator, the Arbitrator will be appointed in accordance with the Rules.
(d)The Arbitrator shall determine the time of the hearing and shall designate a location in New York, New York based upon the convenience of the arbitrator, the parties and the witnesses. However, such hearing shall be commenced within thirty (30) days after completion of discovery, unless the Arbitrator grants a continuance upon the showing of good cause by any party. At least seven (7) days before the date set for such hearing, the parties shall exchange copies of Schedules to be offered as evidence, and lists of the witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the Arbitrator grants a continuance upon a showing of good cause by any party.
(e)Judgment upon the award of the Arbitrator may be entered in any court of competent jurisdiction. In the event that multiple claims are asserted, some of which are found not subject to this Agreement, the parties agree to stay the proceedings of the claims not subject to this Agreement until all other claims are resolved in accordance with this Agreement. In the event that claims are asserted against multiple parties, some of whom are not subject to this Agreement, the parties agree to sever the claims subject to this Agreement and resolve them in accordance with this Agreement. This agreement to arbitrate shall survive any termination of this Agreement.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first set forth herein.

KRISPY KREME:

KRISPY KREME DOUGHNUT CORPORATION,
a North Carolina corporation

By: /s/ Joshua Charlesworth
Name: Joshua Charlesworth
Title: CFO

BAKEMARK:

BAKEMARK USA LLC,
A Delaware limited liability company

By: /s/ Jim Parker
Name: Jim Parker
Title: CEO

SCHEDULE A

Krispy Kreme Commercial Outlets in the Territory [***]

SCHEDULE B

Products [***]

SCHEDULE C

Approved Sources [***]

SCHEDULE D

BakeMark Distribution Facilities [***]

SCHEDULE E

Lead Times by Location

Orders must be placed [***] local BakeMark branch time for delivery up to [***] later. Example order placed at [***], will have a delivery day of [***].

SCHEDULE F

Pricing [***]

SCHEDULE G

Carrier Onboarding Requirements [***]